UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 26, 2015

     HII TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	03-0453686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8588 Katy Freeway, Suite 430, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(713) 821-3157

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Order Establishing Notification Procedures and Approving Restrictions of Certain Transfers of Interests in Debtors Estates

On October 26, 2015, the United States Bankruptcy Court for the Southern District of Texas (the “Court”) entered an Order Establishing Notification Procedures and Approving Restrictions of Certain Transfers of Interests in Debtors Estates (the “Order”) in response to the September 28, 2015 Motion of the Debtors regarding these matters (the “Motion”) in connection with the jointly administered Chapter 11 bankruptcy case of HII Technologies, Inc. and each of its wholly-owned subsidiaries, Apache Energy Services, LLC, Aqua Handling of Texas, LLC, Hamilton Investment Group, Inc. and Sage Power Solutions, Inc. (collectively, the “Debtors”) Case No. 15-60070.

Under the Order, the Court found that (i) the Debtors’ net operating loss carryforwards (“NOLs”) and certain other tax attributes are property of the Debtors’ estates and are protected by Section 362(a) of the Bankruptcy Code; (ii) unrestricted trading in HII Stock could severely limit the Debtors’ ability to use the NOLs for purposes of the Internal Revenue Code of 1986, as amended (the “Tax Code”) and (iii) that notification procedures and restrictions on transfers of HII Stock are necessary and proper to preserve the NOLs and are therefore in the best interests of the Debtors, their estates and their creditors

Pursuant to the terms of the Order, it was ordered by the Court that:

1.

any acquisition or disposition of HII Stock in violation of the restrictions set forth in the Order are null and void and in violation of the automatic stay.

2.

the procedures and restrictions set forth in the Order relating to trading in HII Stock  are approved (and more specifically as it relates to acquisitions/dispositions of Substantial Equityholders (i.e. any person or Entity who beneficially owns  at least 2,578,673 shares of HII Stock (representing approximately 4.5% of all issued and outstanding shares of HII Stock as of May 20, 2015) or those who become Substantial Equityholders.

3.

 any person or Entity acquiring or disposing of HII Stock in violation of the restrictions set forth in the Order or failing to comply with the “Notice of Substantial Stock Ownership,” “Entity Acquisition Notice,” and “Equity Disposition Notice,” requirement, are subject to sanctions of the Court.

4.

the relief granted in the Order is solely to permit the Debtors to protect, preserve and maximize the value of the NOLs and other tax attributes.

5.

any beneficial holder of HII stock who did not receive notice of the Motion in advance of the October 26, 2015 hearing have five (5) business days after service of the Order and Exhibits C, D and E of the Motion to file an objection.  Any such objection will be treated as a motion for reconsideration.

The paragraphs above describe certain of the material terms of the Order.   Such description is not a complete description of all of the material terms of the Order and is qualified in its entirety by reference to the Order filed as an Exhibit to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits.

99.1

Order Establishing Notification Procedures and Approving Restrictions of Certain Transfers of Interests in Debtors Estates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HII TECHNOLOGIES, INC.

(Registrant)

Date:  October 29, 2015

By:

/s/ Loretta R. Cross

Loretta R. Cross. Chief Restructuring Officer